                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11245) pertaining to the First USA, Inc. Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-71190 and Form S-8 No. 333-03469) pertaining to the First USA, Inc. 1991 Stock Option Plan, the Registration Statement (Form S-8 No. 33-71188) pertaining to the First USA Employee Stock Option Plan, the Registration Statement (Form S-8 No. 33-71192) pertaining to the First USA, Inc. Management Investors Performance Stock Option Plan, the Registration Statement (Form S-8 No. 33-71186) pertaining to the First USA, Inc. Management Investors Stock Option Plan, the Registration Statement (Form S-8 No. 33-88676) pertaining to the First USA, Inc. Amended and Restated Outside Directors Option Plan, the Registration Statements (Form S-8 No 33-88678 and Form S-8 No. 333-03469) pertaining to the First USA, Inc. 1994 Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-11265) pertaining to the First USA Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-07025) pertaining to the First USA Deferred Compensation Plan, the Registration Statements (Form S-4 33-79026 and Form S-4 No. 33-95478) pertaining to the offering of common stock for acquisitions by First USA, Inc., and the Registration Statement (Form S-3 No. 33-98552) pertaining to the Dividend Reinvestment and Stock Purchase Plan and in the related prospectuses of our report dated July 17, 1996, except for Note D and Note A as to which the dates are August 19, 1996, and April 22, 1997, respectively, with respect to the consolidated financial statements of First USA, Inc. included in the Annual Report (Form 10-K/A) for the year ended June 30, 1996.

                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
April 22, 1997